Exhibit 10.

 UNIVERSAL INFOTAINMENT SYSTEMS CORPORATION
Standard Franchise Agreement

1.	UNIVERSAL INFOTAINMENT SYSTEMS CORPORATION a USA Company existing under the Laws of the State of Nevada, having its headquarters at:
East West Corporate Center
1771 West Diehl Road, Suite 330
Naperville, Illinois, USA

Also represented by UNS LABS ME, a company under the United Arab Emirates Law, P. O. Box 29558 Dubai, and represented in the signature herein by its Chairman Mr. Emanuel G Pavlopoulos, a US Citizen, in his capacity as the Chairman of the Company, hereinafter called the “First Party,” “Universal” and/or “UISC.”

LOW RIDER ESTABLISHMENT., existing under the United Arab Emirates Law, Abu Dubai, represented by its Owner Thani Rashed Ahmed Al Romaithi, herein after called the “Second Party”

2.
Whereas Second Party wishes to acquire a Franchise and Distribution of the “Aftermarket” version of the UNS Navigation Multimedia System which Franchise Universal has the right to assign to the Second Party. In addition to this product, the second Party is given the right to represent and distribute other Universal products as they become available.

3.	Therefore the parties have agreed as follows:

•	The above introduction shall be deemed an integral part of this Contract and read therewith

•	First Party agrees to appoint Second Party in his capacity as a representative Franchisee of the UNS Navi and UNS FMTS in Abu Dhabi of the United Arab Emirates with regards to both Systems

•
A 30 day notice in writing will be required of the Second Party to the First Party with regards to accepting or rejecting new products and services, from the date the First Party notifies and introduces the said products to the Second Party.

•	Subsequently all notices and or proposed agreements between the two Parties shall abide to a (30) Thirty Day notice in writing.

•
Second Party agrees to the appointment as the Franchisee for the above named System UNS/Navigation and Multimedia application and UNS FMTS Applications. Further, Second Party agreed to the conditions set forth page 2 of this document paragraph 1.

•	Second Party agrees to provide a copy of the Legal Business LICENSE which will show that the Headquarters Location is on a current contract and in good standing.

•
A visible UNS Navi business sign will be also made available by Second Party to which the “First”, will provide “Graphic Logo”. First party retains “right of approval” of the design and location on the front of the dealer’s place of business and any other location where franchisee plans or will plan to display and represent Universal Products/Services. Should any changes occur with respect to changing the Headquarters Location, adding additional Locations through out the UAE, Second Party agrees to notify the First Party in writing, 60 days prior to any such change or addition, and require of the First party to physically inspect the  site/location, Signage availability, in order to safeguard the business profile of  Universal products and Services.

MARKETING

First Party shall appoint a Regional Marketing Brand Manager for the purpose of assisting the Second Party in his marketing efforts. Regional Manager will have the "right of site and procedures inspection", as the person representing at his capacity the First Party. Regional Manager will possess all necessary knowledge needed regarding the Automobile Industry at the Sales Retail and Repair Sector. Suggestions, marketing decisions will be respected by the Second Party, however in the case where the Second Party does not agree with a decision taken by the Regional Marketing Manager, the
Second Party is obliged to notify the First Party in writing, stating his complaint or disagreement. Universal shall then be obliged to reply within 72 hours and offer a decision on the matter and which decision will be final.

MARKETING - SUPPORT- LAUNCH of the SYSTEM
in the UAE:

1.
Both parties hereto agree that the “Goal” set for First Party is at a minimum of 660 UNS Navi Systems “installed” per month, at the “After market” level. For this reason the First Party shall provide the Assistance support and Marketing to the Second Party

2.
Should the 8000 in numbers of Systems for the First Year be achieved by the Second Party, Universal (UISC) will return the AED 70,000 Deposit to the Second Party.  Further, a 24 hour & 7 days per week "Support Center" will be provided by the First Party, for the benefit of live support to the Second Party and that of the Second Party Clients.

For the purpose of clarifying Initial Marketing, Promotional and Advertising Plan, both Parties hereto agreed that the First Party in conjunction and co-operation with the Second Party, plan a "Launch" of the "System" to the UAE "After Market", no later than November 1st 2009  in Abu Dhabi UAE first, and subsequently to the remaining Emirates to follow. The Advertising budget proposed and agreed by both Parties shall be forwarded to Universal no later than four weeks prior to the first “Launch.”

Both Parties agree that the Franchise Royalty Fee of 5% on Gross Sales per Year of the Second Party, will be "waived" for the first year, (Calendar 12 Months from date of launching the Product) and it will come into effect on, the beginning of the Second Year and starting with the end of the first calendar quarter of the second Year.

ADDITIONAL "DEALER and or DEALERS" within the: Region Territory of United Arab Emirates.

Both Parties agree that the Second Party shall not be obliged to keep more than 100 Systems in stock at any time starting with the "Launch of the Product", and that Universal must be notified immediately by the Second Party., should his Marketing efforts see an increase of more than 660 Systems per month. Failure to notify Universal "promptly" of such a change will result in delay of product availability, a fact which will be a cause of a loss of considerable business income for both parties.

Further, both parties agree that should the "work load/product demand” become such that the First party will recommend others to be additional Dealers/Distributors, the Parties shall come together and mutually agree on assigning a "Dealer" or "Dealers" within the UAE Territory/Region. These "Dealers" shall have the same agreement with Universal as the Second Party; however they are secondary in rank to that of the Second Party, in this respect the Second Party is allowed to recommend such "Dealer" to Universal, and 2% of their Annual Gross Sales, will be assigned to the First Party.

Pricing from Universal to these potential Dealers shall be in the same structure as that of the Second Party, and so will be the Dealers Re-Sale Pricing Structure.

This "Franchise Agreement" between the Parties is of a 5 Year period, with "Automatic Renewal" to be exercised at 5 Year intervals each thereafter, commencing with the date of signing of this Agreement.

Note: Should the Second Party wish to end his privilege as Distributor for the Products and Services of the First Party; a legal Notice will be required from the First Party stating this fact 180 days prior to the Five Year end. With regards to any legal disputes between the parties, both hereby agree that the Abu Dhabi Courts and the Laws of UAE shall apply and be respected as the legal decision and authority.
Both Parties further agree that the Second Party shall carry the necessary insurance (liability business Insurance) as required by UAE Law to cover against any accidental or intentional damage and any lawsuit which may derive by such an unfortunate incident to any of the Second Party clients while the vehicle was in the Second Parties' care or trust by the client. Further, Second Party agrees to hold (UISC) / Universal Technologies UNS
LABS ME/ and Universal Group of Companies its officers and representatives harmless and clear of all and any responsibility that may derive through a possible damage to a clients automobile/property/person, whether accidental or otherwise.

First Party reserves the option of “inspection” rights with regards to “installation procedures” as per Universal specifications, “shop” image, and customer care. Any possible violations will be given in “writing” to the Second Party, and the Second will be expected to comply “back” to the Universal original specifications within 30 days from the said report filed.

MONETARY OBLIGATIONS
OF FRANCHISEE
(One Time Cost; Paid Upon Signing of the Agreement)
*Initial Cost of Franchise* “Waived”

•	Initial cost of Franchise: 70,000 AED (USD 19,022)
•	Training: Cost of 9,450 AED (up to 12 individuals), is hereby waived
•	Training / Materials and certification will be provided by First Party.
•	UGR Support System: 9,000 AED (USD 2,445)
•	(This cost is inclusive to: the “Custom Software”) created only by UISC, by which the Franchisee’s Dealers benefits of the following:
•	Billing/Invoicing Clients
•	System Activation, and Reports
•	24X7 Support Center with Universal – Dubai
•	ADSL Business One Plan by Etisalat Connection (-must be secured by the Franchisee for all locations, which will assist the Second Party in Communications with Universal.)
•	Two Year FREE Support ONLINE with UNS Labs ME. (Subsequent Years Costs to be determined if there may be need for it based on the use of the Service by the Franchisee and upon mutual agreement)

ADVERTISING and ADVERTISING BUDGET:

1.	Advertising: A 2% on per unit purchased price allowance is given to the Second party per physical Quarter.
2.
First party reserves the right to first approval of all advertising campaigns to be issued by Second party and Second party hereby agrees and commits to “consult” with First party on advertising campaigns and materials prior to any release.

Other Waived Costs:
Launching the Product:
i.e.
•	Fees and Costs Locations
•	Presenter/Models
•	Media Invite
•	Polo Shirts for Customers and Media personnel at the Launch
•	Printed Marketing Materials
•	Large Display Units at the Launch Site

Note:
Subsequent Years Cost of Advertising to be decided between the Franchisee and UNIVERSAL.

SIGNAGE / OPERATIONS

Signage/Operations Supplied by: Franchisee

First Year COSTS HAVE BEEN WAIVED FOR THE FOLLOWING

•	Business Sign “Universal Technologies” UNS logo
•	Uniforms with UNS LOGO (1* PERSONS x 2)
•	A two screen UV300 Multitask Operations Center Computer System (Franchisee will pay this cost separately)
•	System Manuals
•	Tissue Boxes
•	Key Chains
•	Color Product Brochures
•	Business Cards (UNS Navi, UNS FMTS)

INVENTORY and PARTS

•	100 Systems are required to be kept in stock starting with 15 days prior to Launch Date, in the UAE.
•	System is quoted at: AED 9,3204 ea. (USD 2,550)

SYSTEM COMPONENTS & PARTS

“As Required by Franchisee:”

WARRANTIES – REPRESENTATIONS

Both Parties agree that no Expressed or Intended Warranties may be acceptable to either side unless such are in written form and are listed as “amendments to this contract.”

SYSTEM WARRANTY

1.	Universal (UISC) (First Party) hereby gives the following “Warranty” and commits to the Franchisee, that a “Two Year” Warranty will represent Hardware and Software Components of the System.

2.	Customer Up-Dates will be free of Charge for the First and Second Year (24 mos.) from the date of Purchase

3.
Universal will solely be responsible for the “full replacement” of any Hardware/Software Components of the UNS Systems sold, found to be factory      defective, as long as the System has been activated by the “pre-qualified technical personnel” of the Franchisee

4.	Universal will not warranty any System found to have been “tampered” with, after installation by Franchisee and/or prior to installation.

5.	System is sold to Franchisee and from Franchisee to his clients, as a “licensed System” – “Black Box” design.

6.
Only the appointed – trained and certified by Universal Technicians of the Franchisee (after successful installation) can activate the System through the UNS System Management Software Application, which is installed in the UV200 Multi-task Computer Module at the Franchisee Installation site. Universal Control Center will appoint a serial number of Activation at the time of such activation by Franchise.

SYSTEM and its COMPONENTS Exhibit “A”

The Universal UNS Navi and UNS FMTS Multimedia Telematics Systems consist of the following standard features.

           English / Arabic turn by turn navigational instructions

•	On Board Control Module (OCM)
•	Satellite and or Aerial Imagery Navigable Mapping
•	Human Voice/Video Guided Street Number Navigation
•	Points of Interest
•	FAX, GSM, GPRS Etisalat Mubashir Card (Customer provided)
•	Internet
•	E-mail
•	WiFi-Bluetooth capabilities
•	SMS/MMS
•	Word Processing
•	In Cabin Microphone (For Phone)
•	GPS Receiver
Power Harness connecting the OBCM to: Touch Screen, Power/Speedometer/Break/Steering and in the case of the FMTS version of UNS additional connections to be provided by UISC to the Second party to satisfy the potential client needs of the First party not to exceed the above and in addition to; seat belt warning system, tire pressure, engine warning/service system, door lock/unlock/ad jar warning system, passenger airbag on/off reporting system

Standard feature: SOS Audio Video Conferencing, (Requires user provided: Mubashir ETISALAT Card –customer provided -or 3G connectivity SIM Card and In Cabin Camera (30fps minimum quality –customer provided - )

Signed this 20th day of April 2009
Abu Dhabi, UAE

First Party:

For: UNIVERSAL INFOTAINMENT SYSTEMS COPROPORATION   (UISC)

_________________________________
Emanuel G Pavlopoulos
Chairman

Second Party:

For: LOW RIDER – Abu Dhabi UAE

________________________________
Thani Rashed Ahmed Al Romaithi
General Manager / Director

Witness:

_________________________________

Mr. James C Beattie
CEO/UISC

End of Agreement:

This Agreement, in its English Version was prepared in 8 pages counting the present page.